EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tri City Bankshares Corporation of our report dated February 7, 2003 except for Note 21 as to which date is February 28, 2003, with respect to the consolidated financial statements of Tri City Bankshares Corporation, included in the Annual Report to Stockholders of Tri City Bankshares Corporation for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-56886) of Tri City Bankshares Corporation pertaining to the Automatic Dividend Reinvestment Plan of Tri City Bankshares Corporation and in the related Prospectus of our report dated February 7, 2003 except for Note 21 as to which date is February 28, 2003, with respect to the consolidated financial statements of Tri City Bankshares Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                              /s/ Ernst & Young


Milwaukee, Wisconsin
March 26, 2003